Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following tables set forth certain unaudited pro forma combined consolidated financial information giving effect to KVH Industries, Inc.‘s (“KVH”) acquisition of Headland Media Limited (“Headland”).

The unaudited pro forma combined statements of operations for the year ended December 31, 2012 (KVH’s year-end) and for the three months ended March 31, 2013 (“Pro Forma Statements of Operations”), give effect to KVH’s acquisition of Headland, as discussed in Note 5, as if such acquisition had occurred on January 1, 2012, combining the results of KVH and Headland for the year ended December 31, 2012 and for the three month period ended March 31, 2013. The unaudited pro forma combined balance sheet (“Pro Forma Balance Sheet”) as of March 31, 2013 gives effect to the Headland acquisition as if it had occurred on March 31, 2013, combining the consolidated balance sheets of KVH and Headland. The Pro Forma Statements of Operations and the Pro Forma Balance Sheet are hereafter collectively referred to as the “Pro Forma Financial Information”. The Pro Forma Financial Information is unaudited and does not purport to represent what KVH’s consolidated results of operations would have been if the Headland acquisition had occurred on January 1, 2012, or what those results will be for any future periods; or what KVH’s consolidated balance sheet would have been if the KVH acquisition had occurred on March 31, 2013.

The Pro Forma Financial Information is based upon the historical consolidated financial statements of KVH and Headland and certain adjustments which KVH believes are reasonable, to give effect of the Headland acquisition. The pro forma adjustments and Pro Forma Financial Information included herein were prepared using the acquisition method of accounting for the business combination. The pro forma adjustments are based on preliminary estimates and certain assumptions that KVH believes are reasonable under the circumstances. The purchase price allocation is considered preliminary and subject to change once KVH receives certain information it believes is necessary to finalize the acquisition accounting, as noted in Note 5 to the Pro Forma Financial Information.

The Pro Forma Financial Information has been compiled from the following sources with the following unaudited adjustments:

•

U.S. GAAP financial information for KVH has been extracted without adjustment from (i) KVH audited consolidated statement of operations for the year ended December 31, 2012 contained in KVH’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 2, 2013 and (ii) KVH unaudited consolidated balance sheet and consolidated statement of operations for the three months ended March 31, 2013 contained in KVH’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2013.

•

The financial information for Headland has been prepared in accordance with U.K. Accounting Standards (U.K. Generally Accepted Accounting Practice) and derived without material adjustment from: (i) Headland’s audited consolidated profit and loss account as of and for the year ended December 31, 2012, contained in this Form 8-K/A; and (ii) Headland’s unaudited consolidated balance sheet and profit and loss account for the three months ended March 31, 2013, both received from Headland management. These financial statements were originally prepared using pounds sterling as the reporting currency, and have been translated into U.S. dollars in the Pro Forma Financial Information using the methodology and the exchange rates noted below.

•

Certain adjustments have been made to convert Headland’s U.K. Generally Accepted Accounting Practice financial information to U.S. GAAP and to align those policies with KVH’s U.S. GAAP accounting policies. The basis of these adjustments is explained in the notes to the Pro Forma Financial Information.

KVH translated the financial information from Headland into U.S. dollars. Based upon its review of Headland’s historical financial statements and understanding of the differences between U.S. GAAP and U.K. Generally Accepted Accounting Practice, KVH is not aware of any further adjustments that it would need to make to Headland’s historical financial statements relating to foreign currency translation.

•

The historical financial information and pro forma adjustments in the Pro Forma Financial Information have been translated from pounds sterling to U.S. dollars using historic exchanges rates. The average exchange rates applicable to Headland during the periods presented for the Pro Forma Statements of Operations and the period end exchange rate for the Pro Forma Balance Sheet are as follows:

		GBP/USD
Year ended December 31, 2012	Average spot rate	$1.5847
Three months ended March 31, 2013	Average spot rate	$1.5533
March 31, 2013	Period end spot rate	$1.5189

The unaudited Pro Forma Financial Information should be read in conjunction with:

•	the accompanying notes to the Pro Forma Financial Information;

•

the unaudited consolidated financial statements of KVH for the three months ended March 31, 2013 and related notes thereto and the consolidated financial statements of KVH for the year ended December 31, 2012 and related notes thereto; and

•	the consolidated financial statements of Headland for the year ended December 31, 2012 and related notes thereto, incorporated by reference in this Form 8-K/A.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2013 (In thousands, except per share amounts)

	Three Months Ended March 31, 2013 KVH	Three Months Ended March 31, 2013 Headland							Pro Forma KVH
	(in USD)	(in GBP)		(in USD)		Pro Forma and GAAP Adjustments		Note	(in USD)
Sales:
Product	$25,216	£		$		$			$25,216
Service	14,711		1,970		3,060				17,771

Net sales	39,927		1,970		3,060				42,987
Costs and expenses:
Costs of product sales	13,909								13,909
Costs of service sales	10,249		474		736		69	5(d)	11,054
Research and development	2,950						42	5(i)	2,992
Sales, marketing and support	6,943						478	5(h)i; 5(h)ii; 5(i)	7,421
General and administrative	3,374		1,166		1,811		(406)	5(d); 5(h)ii; 5(i); 5(k)ii	4,779

Total costs and expenses	37,425		1,640		2,547		183		40,155

Income from operations	2,502		330		513		(183)		2,832

Interest income	168								168
Interest expense	76		39		61		25	5(b); 5(c)ii	162
Other income	24		64		99		(194)	5(k)i	(71)

Income before income tax expense	2,618		355		551		(402)		2,767
Income tax expense	655		110		171		(149)	5(e)	677

Net income	$1,963		£245		$380		$(253)		$2,090

Pro forma per share information:
Net income per share, basic	$0.13								$0.14

Net income per share, diluted	$0.13								$0.14

Number of shares used in pro forma per share calculation:
Basic	14,989								14,989

Diluted	15,219								15,219

See notes to pro forma combined consolidated financial information

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2012
(In thousands, except per share amounts)

	Year Ended December 31, 2012 KVH	Year Ended December 31, 2012 Headland							Pro Forma KVH
	(in USD)	(in GBP)		(in USD)		Pro Forma and GAAP Adjustments		Note	(in USD)
Sales:
Product	$90,677	£		$		$			$90,677
Service	46,435		8,029		12,724				59,159

Net sales	137,112		8,029		12,724				149,836

Costs and expenses:
Costs of product sales	51,774								51,774
Costs of service sales	30,363		1,795		2,845		280	5(d)	33,488
Research and development	12,148						170	5(i)	12,318
Sales, marketing and support	24,069						1,919	5(h)i; 5(h)ii; 5(i)	25,988
General and administrative	12,188		4,736		7,505		(1,624)	5(d); 5(h)ii; 5(i); 5(k)ii	18,069

Total costs and expenses	130,542		6,531		10,350		745		141,637

Income from operations	6,570		1,498		2,374		(745)		8,199

Interest income	510								510
Interest expense	323		315		499		(154)	5(b); 5(c)ii	668
Other income	86						86	5(k)i	172

Income before income tax expense	6,843		1,183		1,875		(505)		8,213
Income tax expense	3,263		344		545		(376)	5(e)	3,432

Net income	$3,580		£839		$1,330		$(129)		$4,781

Pro forma per share information:
Net income per share, basic	$0.24								$0.32

Net income per share, diluted	$0.24								$0.32

Number of shares used in pro forma per share calculation:
Basic	14,777								14,777

Diluted	15,019								15,019

See notes to pro forma combined consolidated financial information

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

MARCH 31, 2013

(In thousands)

	March 31, 2013 KVH	March 31, 2013 Headland					Pro Forma KVH
	(in USD)	(in GBP)	(in USD)	Pro Forma and GAAP Adjustments		Note	(in USD)
ASSETS
Current Assets
Cash and cash equivalents	$6,529	£1,691	$2,568		$(1,022)	5(b)	$8,075
Marketable securities	38,316						38,316
Accounts receivable, net of allowance for doubtful accounts	29,392	1,834	2,786				32,178
Inventories	16,918	89	135				17,053
Deferred income taxes	824	24	36				860
Prepaid expenses and other assets	4,071	498	756				4,827

Total current assets	96,050	4,136	6,281		(1,022)		101,309

Property and equipment, less accumulated depreciation	35,912	302	459				36,371
Intangible assets, less accumulated amortization	1,524				13,595	5(a)i	15,119
Goodwill	4,527	7,993	12,141		(134)	5(a)ii	16,534
Deferred income taxes	3,153						3,153
Other non-current assets	4,137						4,137

Total assets	$145,303	£12,431	$18,881		$12,439		$176,623

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$6,760	£371	$563	$			$7,323
Accrued compensation and employee-related expenses	5,093						5,093
Accrued other	5,409	844	1,282		691	5(g)	7,382
Accrued product warranty costs	803						803
Deferred revenue	2,074	1,965	2,985		(120)	5(a)iii	4,939
Current portion of long-term debt	1,098	706	1,072		(1,072)	5(c)i	1,098

Total current liabilities	21,237	3,886	5,902		(501)		26,638

Other long-term liabilities	1,309						1,309
Line of credit	7,000				23,542	5(b)	30,542
Long-term debt, excluding current portion	7,009	1,559	2,368		(2,368)	5(c)i	7,009
Deferred income taxes					3,068	5(a)iv	3,068

Total liabilities	36,555	5,445	8,270		23,741		68,566

Stockholders’ equity:
Preferred stock, $0.01 par value. Authorized 1,000,000 shares; none issued Common stock, $0.01 par value. Authorized 30,000,000 shares, 16,785,842 issued and 15,126,851 shares outstanding	168	10	15		(15)	5(f)	168
Additional paid-in capital	112,947	4,451	6,761		(6,761)	5(f)	112,947
Accumulated earnings	9,270	2,477	3,762		(4,453)	5(f); 5(g)	8,579
Accumulated other comprehensive (loss) income	(487)	48	73		(73)	5(f)	(487)

	121,898	6,986	10,611		(11,302)		121,207
Less: treasury stock at cost, common stock, 1,658,991 shares	(13,150)						(13,150)

Total stockholders’ equity	108,748	6,986	10,611		(11,302)		108,057

Total liabilities and stockholders’ equity	$145,303	£12,431	$18,881		$12,439		$176,623

See notes to pro forma combined consolidated financial information

NOTES TO UNAUDITED PRO FORMA COMBINED

CONSOLIDATED FINANCIAL INFORMATION

(in thousands)

1. BASIS OF PRESENTATION

The accompanying unaudited Pro Forma Statements of Operations for the year ended December 31, 2012 (KVH’s fiscal year end), and for the three months ended March 31, 2013, give effect to KVH’s stock acquisition of Headland as discussed in Note 5, as if such acquisition had occurred on January 1, 2012, combining the results of KVH and Headland for the year ended December 31, 2012 and for the three month period ended March 31, 2013. The acquisition of Headland will be accounted for under the acquisition method of accounting for the business combination. As such, the cost to acquire Headland will be allocated to the respective assets acquired and liabilities assumed based on their estimated fair value at the closing of the acquisition. The accompanying Pro Forma Balance Sheet as of March 31, 2013 gives effect to the Headland acquisition as if it had occurred on March 31, 2013, combining the consolidated balance sheets of KVH and Headland. This unaudited pro forma financial information is not intended to reflect the financial position and results which would have actually resulted had the Headland acquisition occurred on the dates indicated. Further, the pro forma results of operations are not necessarily indicative of the results of operations that may be obtained in the future.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Pro Forma Financial Information has been compiled in a manner consistent with the accounting policies adopted by KVH. Adjustments were made for presentational differences between U.K. Generally Accepted Accounting Practice and U.S. Generally Accepted Accounting Principles (GAAP), as set out further in Note 5, together with adjustments arising as part of the acquisition accounting.

The Headland financial information has been translated from pounds sterling to U.S. dollars using the average exchange rates applicable during the periods presented in the Pro Forma Statements of Operations and the period end spot rate for the Pro Forma Balance Sheet.

3. HEADLAND ACQUISITION

On May 11, 2013, KVH Industries U.K. Limited (KVH U.K.), a newly formed, wholly owned subsidiary of KVH, entered into a Share Purchase Agreement with Oakley Capital Private Equity L.P., Mark Woodhead, Andrew Michael Galvin and the Trustees of the Headland Media Limited Employee Benefit Trust to acquire all of the issued share capital of Headland, a media and entertainment service company based in the United Kingdom that distributes premium news, sports, movies and music content for commercial and leisure customers in the maritime, hotel, and retail markets, for an aggregate purchase price of approximately £15,500 ($24,000 at the exchange rate of £1.00: $1.5517 on May 11, 2013). The acquisition was consummated on the same day. The purchase price was determined as a result of arms-length negotiation and is subject to a potential post-closing adjustment based on the value of the net assets delivered at the closing.

The Share Purchase Agreement contains certain representations, warranties, covenants and indemnification provisions. The Share Purchase Agreement provides that 10% of the purchase price shall be held in escrow for a period of at least eighteen months after the closing in order to satisfy valid indemnification claims that KVH may assert for specified breaches of representations, warranties and covenants.

The total purchase price and related preliminary excess total purchase price over fair value of net assets acquired is as follows, excluding approximately $8,200 of acquired intercompany debt due KVH from Headland (in thousands):

Consideration transferred—cash		$24,000
Book value of net assets acquired	$282
Fair value adjustments to deferred revenue	123

Fair value of tangible net assets acquired		$405

Identifiable intangibles at acquisition-date fair value
Subscriber relationships	8,271
Distribution rights	4,888
Internally developed software	543
Proprietary content	186

		13,888
Deferred income taxes		(3,134)

Goodwill		$12,841

Except as discussed in Note 5 below, the carrying value of assets and liabilities in Headland’s financial statements are considered to be a reasonable estimate of the fair value of those assets and liabilities.

Our fair value estimate of assets acquired and liabilities assumed is pending completion of several elements, including the finalization of valuations of fair value of the assets acquired and liabilities assumed and final review by our management. The primary areas that are not yet finalized relate to the fair value of certain tangible assets acquired and liabilities assumed, the valuation of intangible assets acquired, and income and non-income based taxes. The final determination of the assets acquired and liabilities assumed will be based on the established fair value of the assets acquired and the liabilities assumed as of the acquisition date. The excess of the purchase price over the fair value of net assets acquired is allocated to goodwill. The final determination of the purchase price, fair values and resulting goodwill may differ significantly from what is reflected in the Pro Forma Financial Information.

Goodwill at the date of acquisition varies from goodwill presented in the Pro Forma Financial Information due to changes in the net book value of tangible assets during the period April 1, 2013 through the date of acquisition and different currency exchange rates at March 31, 2013 and the date of acquisition.

4. CREDIT AGREEMENT AND NOTE

On May 9, 2013, KVH and Bank of America, N.A. (the “Lender”) entered into the Eighth Amendment (the “Amendment”) to the Amended and Restated Credit and Security Agreement, dated July 17, 2003 (as amended to date, the “Credit Agreement”), which, among other modifications, increased KVH’s line of credit from $15,000 to $30,000 (the “Line”). KVH also executed and delivered to the Lender an Amended and Restated Revolving Credit Note dated May 9, 2013 in the amount of up to $30,000 (the “Note”). The Note matures on December 31, 2014. As additional security for the obligations of the KVH to the Lender under the Credit Agreement and the Note, the KVH pledged to the Lender 65% of the KVH’s equity interest in KVH U.K. As amended, the Credit Agreement no longer permits KVH to convert revolving loans into term loans.

In connection with the acquisition of the outstanding shares of Headland pursuant to the Share Purchase Agreement, on May 9, 2013, KVH borrowed $23,000 to pay substantially all of the purchase price for the acquired shares. The entire principal balance of the loan is due and payable on December 31, 2014 and, based on rates in effect on the date hereof, KVH expects to make monthly interest payments of approximately $29 with respect to the loan, which interest payments will be subject to adjustment in accordance with the terms of the Credit Agreement. KVH’s obligation to repay the loan could be accelerated upon a default or event of default under the terms of the Credit Agreement, including certain failures to pay principal or interest when due, certain breaches of representations and warranties, the failure to comply with KVH’s affirmative and negative covenants under the Credit

Agreement, a change of control of KVH, certain defaults in payment relating to other indebtedness, the acceleration of payment of certain other indebtedness, certain events relating to the liquidation, dissolution, bankruptcy, insolvency or receivership of KVH, the entry of certain judgments against KVH, certain events relating to the impairment of collateral or the Lender’s security interest therein, and any other material adverse change with respect to KVH.

5. PRO FORMA ADJUSTMENTS

The Pro Forma Financial Information is based upon the historical consolidated financial statements of KVH and Headland and certain adjustments which KVH believes are reasonable to give effect to the Headland acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual adjustments will likely differ from the pro forma adjustments. In particular, such adjustments include information based upon our preliminary allocation of the purchase price for the acquisition of Headland, which is subject to adjustment based upon our further analysis. We have not completed the valuation studies necessary to determine the fair values of the assets we have acquired and liabilities we have assumed and the related allocations of purchase price. Accordingly, the allocation of purchase price set forth in the Pro Forma Financial Information may change as a result of the final purchase price allocation, including the finalization of net assets delivered, and the differences may be material. The Pro Forma Financial Information included herein was prepared using the acquisition method of accounting for the business combination. As discussed above, the purchase price allocation is considered preliminary at this time. However, KVH believes that the preliminary purchase allocation and other related assumptions utilized in preparing the Pro Forma Financial Information provide a reasonable basis for presenting the pro form effects of the Headland acquisition.

All pro forma adjustments have been prepared for informational purposes only. The historical financial statements have been adjusted to give effect to pro forma events that are (i) directly attributable to the merger, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results of KVH.

Other than those described below, KVH believes there are no adjustments, in any material respects, that need to be made to present the Headland financial information in accordance with U.S. GAAP, or to align Headland’s historical accounting policies with KVH’s U.S. GAAP accounting policies.

The adjustments made in preparing the Pro Forma Financial Information are as follows:

(a)	Fair Value Acquisition Accounting Adjustments:

For purposes of the pro forma presentation, the following adjustments were made to reflect our preliminary estimate of the fair value of the net assets acquired:

i.	The intangible assets with finite lives of Headland have been increased by $13,595 to reflect our preliminary estimate of the fair value of the acquired intangible assets, including subscriber relationships, distribution rights, internally developed software and proprietary content.

ii.	The historical carrying value of Headland’s goodwill as of the acquisition date of $12,141 (which relates to prior Headland acquisitions) was eliminated.

iii.	Deferred revenue has been decreased $120 to reflect our estimate of the fair value.

iv.	Deferred income taxes liabilities and goodwill were increased by $3,068 to reflect the estimated tax impact of the intangible assets acquired at the statutory tax rate recorded at (e) below. These amounts are preliminary estimates and may differ materially in actual future results of operations.

Goodwill, representing the total excess of the total purchase price over the fair value of the net assets acquired, was $12,007 (at exchange rate of £1.00:$1.5189 on March 31, 2013).

(b)	Acquisition Funding

The Headland acquisition was funded through $1,000 ($1,022 USD equivalent on March 31, 2013) of existing cash from KVH and $23,000 ($23,542 USD equivalent on March 31, 2013) from a credit agreement. See Note 4. - Credit Agreement and Note above. Adjustments were made in the Pro Forma Financial Information to record interest expense of $86 and $345 for the three months ended March 31, 2013 and the twelve months ended December 31, 2012, respectively. A 1.5% interest expense rate was used based upon the recent interest rate incurred by KVH on the line.

(c)	Debt Borrowing of Headland

i.	In accordance with the Share Purchase Agreement, at closing, certain cash paid by KVH to acquire Headland was used to satisfy all outstanding debt of Headland.

ii.	Adjustments were made in the Pro Forma Statements of Operations to eliminate interest expense of $61 and $499 paid by Headland related to its outstanding debt for the three months ended March 31, 2013 and the year ended December 31, 2012, respectively. As explained in Note 5(c)(i), all such debt was satisfied at the time of acquisition.

(d)	Amortization Expense Related to Acquired Intangible Assets

Acquired finite-lived intangible assets were recorded at their estimated fair value of $13,595. The weighted-average useful life of the acquired intangible assets is estimated at approximately 11 years. Amortization adjustments to record estimated general administrative expense of $289 and $1,177 were made for the three months ended March 31, 2013 and the year ended December 31, 2012, respectively. Amortization adjustments to record costs of service sales of $69 and $280 were made for the three months ended March 31, 2013 and the year ended December 31, 2012, respectively. The intangible assets lives were amortized to income statement categories using the average spot rate for the Pro Forma Statements of Income as follows:

Intangible Asset	Fair Value	Life	Income Statement Category
Subscriber Relationships	$8,096	10	General and administrative expense
Distribution rights	4,785	15	General and administrative expense
Internally developed software	532	3	Costs of service sales
Proprietary content	181	2	Costs of service sales

(e)	Income Taxes

Adjustments were made in the Pro Forma Statements of Operations to reduce income tax expense by $149 and $376 for the three months ended March 31, 2013 and the year ended December 31, 2012, respectively, using the weighted average statutory tax rate in effect during the periods presented.

(f)	Elimination of Headland’s Stockholder’s Equity

An adjustment to eliminate Headland’s common stock of $15, additional paid in capital of $6,761, accumulated earnings of $3,762, and accumulated other comprehensive income of $73 was eliminated in the Pro Forma Balance Sheet at March 31, 2013.

(g)	Transaction Costs

We have estimated the total Headland acquisition related costs will be $850. These costs have been accrued as a current liability and reflected in the accrued other line item, net of a $159 tax benefit. We are required to expense these costs as they are incurred and have charged them to accumulated earnings as of March 31, 2013. No adjustments have been made to the unaudited Pro Forma Statements of Operations for these expenses as they are non-recurring.

(h)	Stock Compensation Expense

i.	Adjustments were made in the Pro Forma Statements of Operations to record sales, marketing and support expense of $17 and $69 for stock option grants issued in conjunction with the Headland acquisition, for the three months ended March 31, 2013 and the year ended December 31, 2012, respectively.

ii.	Adjustments were made in the Pro Forma Statements of Operations to record general and administrative expense of $7 and $27, for stock option grants issued in conjunction with the Headland acquisition for the three months ended March 31, 2013 and the year ended December 31, 2012, respectively.

(i)	Reclassifications

Certain balances were reclassified from the financial statements of Headland so their presentation would be consistent with KVH.

The following reclassifications were made to the Pro Forma Statement of Operations for the three months ended March 31, 2013

Increase/Decrease
Research and development	$42
Sales, marketing and support	461
General and administrative	(503)

The following reclassifications were made to the Pro Forma Statement of Operations for the year ended December 31, 2012 (in thousands):

Increase/Decrease
Research and development	$170
Sales, marketing and support	1,850
General and administrative	(2,020)

(j)	Net income per share

Pro forma net income per share for the three months ended March 31, 2013 and for the year ended December 31, 2012, have been calculated using the same weighted average number of common shares used by KVH in its net income per share calculations.

(k)	Pro Forma U.S. GAAP Adjustments

The following adjustments have been made to align the Headland U.K. GAAP financial information with KVH U.S. GAAP accounting policies:

i.	Derivatives - Forward currency contracts are not required to be reported at fair value on the balance sheet under U.K. GAAP. Under U.S. GAAP forward currency contracts are required to be valued at fair value at the balance sheet date with any movements in fair value being taken to the income statement. Adjustments were made in the Pro Forma Statements of Operations to record other expense of $194 and other income of $86, to reflect the gain and loss on the fair value of Headland’s forward currency contracts for the three months ended March 31, 2013 and the year ended December 31, 2012, respectively.

ii.	Goodwill - Under U.K. GAAP, goodwill arising on acquisition is capitalized and amortized on a straight-line basis over its estimated useful economic life of 20 years. Under U.S. GAAP, goodwill is not amortized but it is instead tested for impairment or on an interim basis if an event occurs or circumstances change that would reduce the fair value of a reporting unit to a value below its carrying value. As a result, amortization adjustments to reverse general and administrative expense of $199 and $808, were made for the three months ended March 31, 2013 and the year ended December 31, 2012, respectively. These expenses related to Headland acquisition-related goodwill that existed prior to the acquisition, and was subsequently eliminated on the acquisition date.

iii.	Deferred Taxes - U.K. GAAP provides for a deferred tax in respect of timing differences that have originated but not reversed at the balance sheet date, where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date. A net deferred tax asset is regarded as recoverable and therefore recognized only when, on the basis of available evidence, it is regarded as more likely than not that there will be suitable taxable profits against which to recover carried forward tax losses and from which the future reversal of underlying timing differences can be deducted.

Under U.S. GAAP, deferred taxation is provided for all temporary differences (differences between the carrying value of assets and liabilities and their corresponding tax bases) on a full liability basis. Certain items that are treated as permanent differences under U.K. GAAP are treated as temporary differences under U.S. GAAP. Deferred tax assets are also recognized (net of a valuation allowance) to the extent that it is more likely than not that the benefit will be realized.

Adjustments were made in the Pro Forma Statements of Operations to reduce income tax expense using the weighted average statutory tax rate in effect during the periods presented as explained in Note 5(e).